EXHIBIT TO FORM 8-K


April 4, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Financial Service Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 3, 1997. We agree with the statements concerning our Firm in such Form 8-K.


                                       Very truly yours,


                                       Coopers & Lybrand L.L.P.